As filed with the Securities and Exchange Commission on September 20, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Y-mAbs Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	47-4619612
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Y-mAbs Therapeutics, Inc.

230 Park Avenue

33rd Floor

New York, NY 10169

Tel. 917-817-2992

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas Gad

Founder, Chairman President and Head of Business Development

Y-mAbs Therapeutics, Inc.

230 Park Avenue

33rd Floor

New York, NY 10169

Tel. (917) 817-2992

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Dwight A. Kinsey, Esq. Rina R. Patel, Esq. Satterlee Stephens LLP 230 Park Avenue New York, NY10169 Tel: (212) 818-9200	Ilir Mujalovic, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-226999)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Common stock, $0.0001 par value per share	766,667	$16.00	$12,266,672	$1,528

(1)              Represents only the additional number of shares being registered and includes 100,000 additional shares of common stock that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-226999) (“Prior Registration Statement”).

(2)              Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(3)              The Registrant previously registered 6,133,333 shares of its common stock with an aggregate offering price not to exceed $98,133,328 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on September 20, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $12,266,672 are hereby registered, which includes shares that the underwriters have the option to purchase.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Y-mAbs Therapeutics, Inc. (the “Registrant”) by 766,667 of which 100,000 are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-226999) (“Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Satterlee Stephens LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on September 7, 2018)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Satterlee Stephens LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on September 7, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 20th day of September, 2018.

Y-MABS THERAPEUTICS, INC.

By:	/s/ THOMAS GAD
Thomas Gad
Founder, Chairman, President and Head of Business Development

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS GAD	Founder, Chairman of the Board of Directors, President and Head of Business Development	September 20, 2018
Thomas Gad

/s/ CLAUS JUAN MØLLER SAN PEDRO	Chief Executive Officer, (principal executive officer) and Director	September 20, 2018
Claus Juan Møller San Pedro, M.D., Ph.D.

/s/ BO KRUSE	Executive Vice President, Chief Financial Officer, Secretary Treasurer (principal financial and principal accounting officer) and Director	September 20, 2018
Bo Kruse

	Signature	Title	Date

*
	Johan Wedell-Wedellsborg	Director	September 20, 2018

*
	Gregory Raskin, M.D.	Director	September 20, 2018

*
	Michael Buschle, Ph.D.	Director	September 20, 2018

*
	James Healey, M.D.	Director	September 20, 2018

*
	Ashutosh Tyagi, M.D.	Director	September 20, 2018

*
	David N. Gill	Director	September 20, 2018

*By:	/s/ THOMAS GAD
Thomas Gad Attorney-in-fact